Exhibit 99.1

Formal Notice of Blackout Period
Under the
Danaher Corporation & Subsidiaries Savings Plan
Danaher Corporation & Subsidiaries Retirement & Savings Plan
Danaher Corporation & Subsidiaries Puerto Rico Savings Plan
(As Required Under Section 306(a)(6) of the Sarbanes-Oxley Act of 2002)

To:        All Executive Officers and Directors of Danaher Corporation
Securities and Exchange Commission
From:        Danaher Corporation
Date:         December 2, 2019
Subject:        Notice of Trading Blackout Period
____________________________________________________________________________________

This Formal Notice of Blackout Period is being provided to you pursuant to Rule 104 of Regulation BTR, promulgated under Section 306(a)(6) of the Sarbanes-Oxley Act of 2002 (this “Notice”). The purpose of this Notice is to inform you of a potential “blackout period” under each of (i) the Danaher Corporation & Subsidiaries Savings Plan, (ii) the Danaher Corporation & Subsidiaries Retirement & Savings Plan and (iii) the Danaher Corporation & Subsidiaries Puerto Rico Savings Plan (collectively, the “Plans”), during which you may be prohibited from effecting any direct or indirect transactions in Danaher Corporation (“Danaher”) common stock, par value $0.01 per share (“Danaher Stock”), that you acquired in connection with your employment or service as an executive officer or director of Danaher Corporation.

Reasons for Blackout Period

In connection with the completion of the separation of Envista Holdings Corporation (“Envista”) from Danaher and Danaher’s offer to exchange up to 127,868,000 shares of common stock of Envista Holdings Corporation (“Envista Stock”) which are owned by Danaher for outstanding shares of Danaher Stock (the “Offer”), certain changes will occur to the Danaher Stock fund held in the Plans (collectively, the “Danaher Stock Fund”). As a result of these changes, participants in the Plans and their beneficiaries may be temporarily unable to transfer funds into or out of the Danaher Stock Fund. This period, during which participants and beneficiaries may be unable to exercise these rights otherwise available under the Plans, is called a “blackout period.” The blackout period will be imposed if 50% or more of the participants or beneficiaries in the Plans direct the trustee for the applicable Plan (or its designated agent) to exchange in the Offer some or all of the Danaher Stock held in the Danaher Stock Fund attributable to their Plan accounts.

Although Danaher does not know at this time if 50% or more of the participants or beneficiaries in the Plans will participate in the Offer and, thus, whether the blackout period will be imposed, Danaher is required to prepare for the possible imposition of a blackout period under the terms set forth in this Notice. To the extent that fewer than 50% of the participants or beneficiaries in the Plans actually participate in the Offer, the blackout period will not be imposed.

Length of Blackout Period

The blackout period for the Danaher Stock Fund (if it occurs) is expected to begin on December 10, 2019 at 4:00 p.m. Eastern Daylight Time and to continue through the week ending on January 4, 2020. If there is an extension of the Offer and Danaher is required to adjust the beginning date or the length of the blackout period, Danaher will provide you with notice of such adjustment as soon as reasonably practicable thereafter.
Restrictions on Executive Officers and Directors During the Blackout Period
Because participants and beneficiaries of the Plans will be unable to move assets into or out of the Danaher Stock Fund during the blackout period (if it occurs), Danaher’s executive officers and directors will be subject to the trading restrictions imposed under Section 306(a) of the Sarbanes-Oxley Act of 2002 for the duration of the blackout period. Subject to limited exceptions, these restrictions generally prohibit the direct or indirect purchase, sale or other acquisition or transfer of any Danaher Stock that you acquired in connection with your employment or service as an executive officer or director of Danaher. For this purpose,

Exhibit 99.1

there is a rebuttable presumption that any shares of Danaher Stock that you attempt to transfer during the blackout period was acquired in connection with your Danaher employment or service.

However, if the blackout period occurs, it will not prohibit you from exchanging shares of Danaher Stock for shares of Envista Stock in the Offer.

Who to Contact for Additional Information

If you have any questions about this Notice or the blackout period generally, you may contact Andrew Moline, Director, Global Benefits, 2200 Pennsylvania Avenue NW, Suite 800W, Washington, DC 20037, 202-419-7773.